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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 ---------------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                           (As amended July 30, 2001)

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of report (Date of earliest event reported): May 16, 2001



                        New Century Equity Holdings Corp.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                      000-28536               74-2781950
----------------------------   ------------------------  -----------------------
      (State or Other                 (Commission            (IRS Employer
       Jurisdiction                   File Number)         Identification No.)
     of Incorporation)



  10101 Reunion Place, Suite 450, San Antonio, Texas             78216
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       (Address of Principal Executive Offices)               (Zip Code)



         Registrant's telephone number, including area code: (210) 302-0444
                                                             --------------



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ITEM 7 IS HEREBY AMENDED AS FOLLOWS:

ITEM 7. FINANCIAL INFORMATION, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Information

            The following historical financial statements are included in this report:

            1. Audited consolidated balance sheets of Venture Finance Software Corp. as of July 31, 2000 and July 31, 1999 and the related statements of operations, stockholders' equity and cash flows for years ended July 31, 2000 and 1999 and the period from inception (February 8, 1998) to July 31, 2000, with report of independent auditors.

            2. Unaudited consolidated financial statements of Venture Finance Software Corp. as of and for the nine months ended April
                  30, 2001 and the period from inception (February 9, 1998) to April 30, 2001.

      (b)   Pro Forma Financial Information

                  In May 2001, New Century Equity Holdings Corp. (the "Company")
            announced that Princeton eCom Corporation ("Princeton") acquired Venture Finance Software Corp. ("VFSC") from Intuit Inc. (the "Transaction"). The Company accounts for its equity investment in Princeton under the equity method. The pro forma adjustments to the Company's financial statements relate to the additional equity in net loss of equity affiliates the Company would have recorded had Princeton acquired VFSC at the beginning of the period presented. The following pro forma financial information for the Company is provided for the year ended September 30, 2000, the transition quarter ended December 31, 2000 and the quarter ended March 31, 2001, based upon the assumption that Princeton had acquired VFSC as of October 1, 1999.

                  For the year ended September 30, 2000, the Company recorded equity in net loss of equity affiliates of $10.1 million, loss from continuing operations before income tax benefit of $31.3 million, net loss from continuing operations of $26.6 million and net loss of $42.4 million. The basic and diluted net loss from continuing operations per share and the net loss per share were $0.67 and $1.06, respectively. Had the Transaction occurred on October 1, 1999, the Company would have recorded an additional equity in net loss of equity affiliates of $15.0 million.
            Including the pro forma adjustment, the Company would have recorded total equity in net loss of equity affiliates of $25.1 million, loss from continuing operations before income tax benefit of $46.3 million, net loss from continuing operations of $41.6 million and net loss of $57.4 million. The basic and diluted net loss from continuing operations per share and the net loss per share would have been $1.05 and $1.44, respectively. The pro forma adjustment decreases the balance of Investments in equity affiliates from $37.8 million to $22.8 million as of September 30, 2000.

                  For the transition quarter ended December 31, 2000, the
            Company recorded equity in net loss of equity affiliates of $4.2 million, loss from operations before income tax benefit of $5.4 million and net loss of $5.1 million. The basic and diluted net loss per share was $0.13. Had the Transaction occurred on October 1, 1999, the Company would have recorded an additional equity in net loss of equity affiliates of $5.5 million. Including the pro forma adjustment, the Company would have recorded total equity in net loss of equity affiliates of $9.7 million, loss from operations before income tax benefit of $10.9 million and net loss of $10.6 million. The basic and diluted net loss per share would have been $0.27. The cumulative pro forma adjustments decrease the balance of Investments in equity affiliates from $33.5 million to $13.0 million as of December 31, 2000.

                  For the quarter ended March 31, 2001, the Company recorded equity in net loss of equity affiliates of $2.4 million, loss from continuing operations before income tax benefit of $3.8 million, net loss from continuing operations of $3.5 million and net loss of $2.0 million. The basic and diluted net loss from continuing operations per share and net loss per share were $0.10 and $0.06, respectively. Had the Transaction occurred on October 1, 1999, the Company would have recorded an additional equity in net loss of equity affiliates of $2.9 million. Including the pro forma adjustment, the Company would have recorded total equity in net loss of equity affiliates of $5.3 million, loss from continuing operations before


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            income tax benefit of $6.7 million, net loss from continuing operations of $6.4 million and net loss of $4.9 million. The basic and diluted net loss from continuing operations per share and net loss per share would have been $0.18 and $0.14, respectively. The cumulative pro forma adjustments decrease the March 31, 2001 balance of Investments in equity affiliates from $31.0 million to $7.6 million.

      (c)   Exhibits



            Exhibit      Description
            -------      -----------
             23.1        Consent of Independent Auditors

             99.1        Press Release, dated May 16, 2001


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NEW CENTURY EQUITY HOLDINGS CORP.




Date:  July 30, 2001                By: /s/ DAVID P. TUSA
                                       ------------------------------------
                                       Name:   David P. Tusa
                                       Title:  Senior Vice President,
                                               Chief Financial Officer and
                                               Corporate Secretary